                                                                   EXHIBIT 10.34



                                  $110,000,000

                               TERM LOAN AGREEMENT

                           DATED AS OF JANUARY 3, 2001

                                      AMONG

                                GENEVA STEEL LLC

                                   AS BORROWER

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                               CITICORP USA, INC.

                                    AS AGENT




                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

              TERM LOAN AGREEMENT, dated as of January 3, 2001, among GENEVA STEEL LLC, a Delaware limited liability company (the "Borrower"), the Lenders (as defined below), and CITICORP USA, INC. ("Citicorp"), as agent for the Lenders and the Secured Parties (as defined below) (in such capacity, the "Agent").

                              W I T N E S S E T H:

              WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement term loans; and

              WHEREAS, the Lenders are willing to make available to the Borrower such term loans upon the terms and subject to the conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

              SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Acknowledgement and Agreement" means the Acknowledgement and Agreement of Borrower made by the Borrower in accordance with the U.S. Government Guarantee.

              "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 20% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" has the meaning specified in the preamble to this Agreement.

              "Agreement" means this Term Loan Agreement.

              "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

              "Applicable Margin" means (A) with respect to the Term A Loans maintained as (i) Base Rate Loans, 1.15% per annum and (ii) Eurodollar Rate Loans, 2.15% per annum; (B) with respect to the Term B Loans maintained as (i) Base Rate Loans, 0.20% per annum and (ii) Eurodollar Rate Loans, 1.20% per annum; and (C) with respect to the Term C Loans maintained as (i) Base Rate Loans, the difference between the Base Rate and 22% per annum and (ii) Eurodollar Rate Loans, the difference between the Eurodollar Rate and 22% per annum.


                    [SIGNATURE PAGES TO TERM LOAN AGREEMENT]

              "Approved Fund" means, as of any date of determination and with respect to any Lender that is a fund engaged in the ordinary course of its business in commercial lending (including making loans which are not guaranteed by the U.S. Government Guarantor), any other fund that is then engaged in the ordinary course of its business in commercial lending (including making loans which are not guaranteed by the U.S. Government Guarantor) and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "Asset Sale" has the meaning specified in Section 7.5.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and consented to by the Government Guarantor, unless consummated pursuant to clause (y) of the proviso to Section 10.2(a) and accepted by the Agent, in substantially the form of Exhibit A.

              "Bankruptcy Court" means the United States Bankruptcy Court for the District of Utah.

              "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

              (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

              (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds
Rate.

              "Base Rate Loan" means any Term Loan during any period in which it bears interest based on the Base Rate.

              "Blocked Account" has the meaning specified in the Security Agreement.

              "Blocked Account Bank" has the meaning specified in the Security Agreement.

              "Blocked Account Letter" has the meaning specified in the Security Agreement.

              "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or the State of Utah and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

              "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

              "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

              "Cash Collateral Account" has the meaning specified in the Security Agreement.

              "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 270 days from the date of acquisition.

              "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

              "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than Permitted Holders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 32.5% or more of the issued and outstanding Voting Stock of Holdings; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) Holdings shall cease to own and control at least 75% of the economic and voting rights associated with all of the outstanding Stock of the Borrower; provided, however, that if Holdings owns and controls less than 100% of the voting rights of the Borrower, it shall be a Change of Control if Holdings shall not own and control sufficient voting power to approve by itself all matters requiring a shareholder vote under the Borrower's Constituent Documents or pursuant to any Requirement of Law.

              "Citibank" means Citibank, N.A., a national banking association.

              "Citicorp" has the meaning specified in the preamble to this Agreement.

              "Closing Date" means any date on which a Term Loan is made.

              "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

              "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

              "Collateral Documents" means the Security Agreement, the Mortgages and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

              "Commitment" means, with respect to any Lender, such Lender's Term Loan Commitment, if any, and "Commitments" means the aggregate Term Loan Commitments of all Lenders.

              "Common Collateral" has the meaning specified in the Intercreditor Agreement in effect on the date hereof.

              "Compliance Certificate" has the meaning specified in Section 5.1(f).

              "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

              "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Restricted Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Restricted Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by such Person or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded, and (e) all restructuring charges in connection with the consummation of the Plan of Reorganization shall be excluded.

              "Constituent Documents" means, with respect to any Person, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the by-laws (or the equivalent governing documents) of such Person and (iii) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

              "Contaminant" means any material, substance or waste that is regulated or forms the basis of liability under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

              "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

              "Control Account Letter" has the meaning specified in the Security Agreement.

              "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

              (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

              (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialman, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

              (c) deposits made in the ordinary course of business in connection with self-insurance programs, worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, leases and other contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or reclamation bonds;

              (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

              (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

              (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business; and

              (g) expired financing statements and financing statements filed for precautionary purposes.

              "DAQ" has the meaning specified in Section 4.17(h).

              "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a), (b) and (f) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

              "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

              "Disclosure Statement" means the Disclosure Statement of the Borrower approved pursuant to Section 1125 of the United States Bankruptcy Code for the Plan of Reorganization.

              "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to six months after the Term Loan Maturity Date.

              "Dollars" and the sign "$" each mean the lawful money of the United States of America.

              "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

              "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus
(b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles, including amortization of goodwill resulting from fresh start accounting in connection with the consummation of the Plan of Reorganization, or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants but excluding normal accruals for cash liabilities minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax,
(ii) gains from extraordinary items for such period and (iii) any other non-cash items or non-cash gains which have been added in determining Consolidated Net Income.

              "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, if the net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000; provided, however, that as long as the U.S. Government Guarantee remains in effect, only an Eligible Lender may be an Eligible Assignee.

              "Eligible Lender" has the meaning specified in the U.S. Government Guarantee.

              "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

              "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

              "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

              "Equity Issuance" means the issue or sale by Holdings or the Borrower to any Person other than the Borrower, Holdings or any Restricted Subsidiary of any Stock or Stock Equivalent of the Borrower.

              "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

              "ERISA Event" means with respect to any Loan Party or ERISA Affiliate (i) a reportable event described in Section 4043(b) or 4043(c)(1),
(2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (iv) notice of reorganization or insolvency of a Multiemployer Plan; (v) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (vi) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vii) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (viii) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on any Loan Party or any ERISA Affiliate; or (ix) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA.

              "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

              "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England, to major banks in the London interbank market at 11:00 A.M. (London Time) 2 Business Days before the first day of such Interest Period for a principal amount substantially equal to the maximum principal amount of the Eurodollar Rate Loan scheduled to be outstanding during such Interest Period and for a period equal to such Interest Period.

              "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

              "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

              "Eurodollar Rate Loan" means any Term Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

              "Event of Default" has the meaning specified in Section 8.1.

              "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Agent.

              "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

              "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

              "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any pending chapter 11 case or the docket of any other court of competent jurisdiction, with respect to which 10 days have elapsed since the entry of such order and which has not been reversed, stayed, modified or amended and is in full force and effect.

              "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a) and (b), clause (c) in respect of letters of credit and bankers' acceptances, and clauses (d), (e), (f) and (h) of the definition of "Indebtedness" less any cash on such Person's balance sheet and less the Indebtedness specified in Section 7.1(x).

              "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 and 5.1.

              "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

              "Fiscal Year" means the twelve-month period ending on December 31.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

              "Government Guarantee Percentage" means: (a) with respect to Term A Loans, 85%, (b) with respect to Term B Loans, 95%, and (c) with respect to Term C Loans, 0%.

              "Government Guarantor" means Emergency Steel Loan Guarantee Board, an agency or instrumentality of the United States formed pursuant to the Emergency Steel Loan Guarantee Act of 1999, Pub. L. No. 106-51, or any replacement or successor agency or instrumentality of the United States.

              "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guaranty" means the guaranty, in substantially the form of Exhibit F-1.

              "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence; provided, however, that it is understood that the transactions contemplated in the Mannesmann Agreement shall not be deemed "Guaranty Obligations" for any purpose of this Agreement. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

              "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

              "Holdings" means Geneva Steel Holdings Corp., a Delaware corporation.

              "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person (in the case of the Borrower or a Restricted Subsidiary, on behalf of a Restricted Subsidiary), (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person (other than for Stock or Stock Equivalents of such Person), valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends payable in cash, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

              "Indemnitees" has the meaning specified in Section 10.4.

              "Initial Closing Date" means the first date on which any Term Loan is made.

              "Intercreditor Agreement" means the intercreditor agreement substantially in the form of Exhibit H among the Agent, the Revolving Credit Agent and the Borrower.

              "Interest Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive Fiscal Quarters ending at least 45 days prior to the date of such determination to (ii) Interest Expense for such four Fiscal Quarters; provided, however, that (1) if the Borrower or any Restricted Subsidiary has incurred, assumed or become liable for any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is the incurrence, assumption or becoming liable for Indebtedness, or both, EBITDA and Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (3) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or a Restricted Subsidiary since the beginning of such period) shall have made any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) above if made by the Borrower or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever a pro forma effect is to be calculated, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such

Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Contract applicable to such Indebtedness if such Hedging Contract has a remaining term in excess of 12 months).

              "Interest Expense" means, for the Borrower for any period, (a) total interest expense of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of the Borrower and its Restricted Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

              "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three, six or nine months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Agent pursuant to Section 2.2 or 2.8, and (b) thereafter, if such Term Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.8, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three, six or nine months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Agent pursuant to Section 2.8; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                     (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                     (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Term Loans as set forth in Article II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Term Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Term Loans are required to be reduced after such scheduled principal payment is made;

                     (iv) the Borrower may not select any Interest Period in respect of Term Loans having an aggregate principal amount of less than $10,000,000; and

                     (v) there shall be outstanding at any one time no more than six Interest Periods in the aggregate.

              "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

              "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a majority of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business unless payable and paid within 90 days of such sale and (d) Guaranty Obligations other than on behalf of a Restricted Subsidiary; provided, however, that the term "Investment" shall not include the repurchase or assignment of receivables and inventory by the Borrower from Mannesmann pursuant to the Mannesmann Agreement.

              "IRS" means the Internal Revenue Service of the United States or any successor thereto.

              "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

              "Lender" means (a) each financial institution or other entity that
(i) is listed on the signature pages hereof as a "Lender" or (ii) from time to time becomes a party hereto by execution of an Assignment and Acceptance with any requisite consent required by Section 10.2 or (b) the Government Guarantor to the extent it acquires any Term Loan as contemplated by Section 2.10(g).

              "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

              "Loan Documents" means, collectively, this Agreement, any Notes, the Guaranty, the Acknowledgement and Agreement, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Agent or the Lenders in connection with or pursuant to any of the foregoing.

              "Loan Party" means each of the Borrower and each Subsidiary of the Borrower that executes and delivers a Loan Document.

              "Mannesmann" means Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto or assignee thereof acceptable to the Agent.

              "Mannesmann Agreement" means that certain Sales Representation Agreement, dated as of October 30, 1998, between the Borrower and Mannesmann, as amended from time to time, or a similar replacement agreement acceptable to the Agent.

              "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations, assets, liabilities (contingent or otherwise) or properties of the Borrower or the Borrower and its Restricted Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document or the U.S. Government Guarantee, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the value of the Collateral or the "Security Interests" (as defined in the U.S. Government Guarantee), (e) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (f) the rights and remedies of the Agent or the Lenders under the Loan Documents; provided, however, that for purposes hereof and without affecting the construction of any of the foregoing, the net loss resulting from write downs pursuant to fresh start accounting shall not in and of itself constitute a Material Adverse Change.

              "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

              "Material Subsidiary" means any Restricted Subsidiary owning at least 5% of Total Assets or contributing at least 5% of Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis.

              "Mergers" shall mean (a) the merger of Geneva Steel Company with and into Geneva Steel Interim Corporation, a Delaware corporation ("Interim Corporation"), with Interim Corporation being the surviving corporation and (b) the merger of Interim Corporation with and into the Borrower, with the Borrower being the surviving corporation, as described in the Plan of Reorganization.

              "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

              "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

              "Net Cash Proceeds" means proceeds received by any Loan Party after the Initial Closing Date in cash or Cash Equivalents from any (a) Asset Sale, net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable as a result thereof and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of (x), (y) and (z) are provided to the Agent in form and substance satisfactory to it; (b) the proceeds of any Property Loss Event, to the extent that within 360 days after the receipt thereof, replacement or repair of such asset or property has not been commenced or, in the event that at any time such replacement or repair is abandoned or otherwise discontinued or is diligently pursued, the remaining awards or proceeds, as the case may be, net of taxes paid or payable as a result thereof evidence of which is provided to the Agent, shall constitute Net Cash Proceeds at such time; and (c) Debt Issuance under clause (vi) of Section 7.1, in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that evidence of such costs is provided to the Agent.

              "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized,

(b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

              "Non-Funding Lender" has the meaning specified in Section 2.2(d).

              "Non-Recourse Indebtedness" means Indebtedness as to which (a) neither the Borrower nor any Restricted Subsidiary (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), or (ii) is directly or indirectly liable and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Non-Recourse Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Non-Recourse Subsidiary" means a Subsidiary of the Borrower which has been designated by the Borrower as a Non-Recourse Subsidiary and (a) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness, (b) which has no Indebtedness other than Non-Recourse Indebtedness and (c) the Investment in such Subsidiary is permitted by Section 7.12.

              "Non-U.S. Lender" means each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

              "Note" means any Term Loan Note.

              "Notice of Borrowing" has the meaning specified in Section 2.2(a).

              "Notice of Conversion or Continuation" has the meaning specified in Section 2.8.

              "Obligations" means the Term Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, by reason of an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money. The term "Obligations" includes all cash management and other fees and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

              "Offer of Guarantee" means the Offer of Guarantee attached as Exhibit B to the U.S. Government Guarantee.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

              "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

              "Permitted Holder" means Albert Fried & Co. and Loomis Sayles and Company LP and any holder of 15% or more of the issued and outstanding common stock of Holdings as of the Initial Closing Date, each until such time as it no longer is an Affiliate of Holdings.

              "Permitted Participant" shall mean Albert Fried & Company, LLC.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

              "Plan of Reorganization" means the Third Amended Plan of Reorganization of the Borrower, as Modified, approved by the Bankruptcy Court on December 8, 2000.

              "Preferred Stock" means, with respect to any Person, any and all shares, interest, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Initial Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

              "Projections" means those financial projections dated October 25, 2000 covering the fiscal years ending September 30, 2000 through 2005, inclusive, delivered to the Lenders by the Borrower, including balance sheets, income statements and statements of cash flow.

              "Property Loss Event" means any loss of or damage to Collateral that results in receipt by such Person of proceeds of insurance or that results in the receipt by such Person of a compensation payment (in condemnation proceedings or otherwise).

              "Ratable Portion" or "ratably" means, (a) with respect to any Lender, and any Tranche, the percentage obtained by dividing the Term Loan Commitment of such Lender with respect to such Tranche by the aggregate Term Loan Commitments of all Lenders with respect to such Tranche (or, at any time after the Initial Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans in such Tranche by the aggregate Term Loans in such Tranche of all Lenders), (b) with respect to a Term Loan Borrowing (i) in the case of Term A Loans, the percentage obtained by dividing the aggregate Term A Loan Commitments by the aggregate Term Loan Commitments,
(ii) in the case of Term B Loans, the percentage obtained by dividing the aggregate Term B Loan Commitments by the aggregate Term Loan Commitments, and
(iii) in the case of Term C Loans, the percentage obtained by dividing the aggregate Term C Loan Commitments by the aggregate Term Loan Commitments, and
(c) with respect to a repayment of Term Loans, (i) in the case of Term A Loans, the percentage obtained by dividing the aggregate outstanding principal amount of the Term A Loans by the aggregate outstanding principal amount of the Term Loans, (ii) in the case of Term B Loans, the percentage obtained by dividing the aggregate outstanding principal amount of the Term B Loans by the aggregate outstanding principal amount of the Term Loans, and (iii) in the case of Term C Loans, the percentage obtained by dividing the aggregate outstanding principal amount of the Term C Loans by the aggregate outstanding principal amount of the Term Loans.

              "Register" has the meaning specified in Section 10.2.

              "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not initially applied to prepay the Loans pursuant to Section 2.6 as a result of the delivery of a Reinvestment Notice.

              "Reinvestment Event" means any Asset Sale to the extent that such Asset Sale constitutes a sale or other disposition of Collateral or any Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

              "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to acquire replacement assets useful in its or one of its Subsidiaries' businesses or to rebuild or effect repairs in the case of a Property Loss Event.

              "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business.

              "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 360 days after such Reinvestment Event and (ii) the date five Business Days after the date on which the Borrower shall have notified the Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

              "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

              "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

              "Requirement of Law" means, with respect to any Person, all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including ERISA, labor and benefit laws and Environmental Laws.

              "Requisite Lenders" means, collectively, Lenders having more than sixty percent (60%) of the Term Loan Commitments and, after the Initial Closing Date, sixty percent (60%) of the principal amount of all Term Loans then outstanding which shall include Citicorp as long as Citicorp is the Agent. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

              "Responsible Officer" means, with respect to any Person, any of the Chief Executive Officer, Executive Vice Presidents and Chief Financial Officer of such Person, but in any event, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of such Person.

              "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any Restricted Subsidiary now or hereafter outstanding other than one payable solely in other Stock or Stock Equivalents of such Person or solely to the Borrower and/or one or more Subsidiary Guarantors, (c) any payment or prepayment of principal or premium (if any), interest, fees on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any Restricted Subsidiary (other than the Obligations or the "Obligations" as defined in the Revolving Credit Agreement) other than any payment made solely in Stock or Stock Equivalents of such Person or any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

              "Restricted Subsidiary" means any Subsidiary of the Borrower which is not a Non-Recourse Subsidiary.

              "Revolving Credit Agent" means Citicorp as agent under the Revolving Credit Agreement, or any successor agents thereunder.

              "Revolving Credit Agreement" means the Credit Agreement dated as of the date hereof among Geneva Steel LLC, the lenders and issuers party thereto, and Citicorp, as agent, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

              "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property, which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person in contemplation of such leasing.

              "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty, the other Loan Documents to which it is a party.

              "Secured Parties" means the Lenders, the Agent and any other holder of the Obligations, including the Government Guarantor.

              "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

              "Security Agreement" means an agreement, in substantially the form of Exhibit G, executed by the Agent, the Borrower and each Subsidiary Guarantor.

              "Servicing Agreement" means an agreement in form and substance satisfactory to the Agent made between the Borrower and Holdings pursuant to which the Borrower makes payments to Holdings not in excess of $5,000,000 in the aggregate in any Fiscal Year to fund ordinary operating expenses and debt service of Holdings.

              "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities on a net present value basis) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability on a net present value basis.

              "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

              "Stock Equivalent" means any security convertible into or exchangeable for Stock and any warrant, option or other right to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

              "Subsidiary Guarantor" means each Subsidiary of the Borrower that is a party to the Guaranty.

              "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

              "Taxes" has the meaning specified in Section 2.13(a).

              "Term A Lender" means any Lender having a Term A Loan Commitment or a Term A Loan.

              "Term A Loan" has the meaning specified in Section 2.1.

              "Term B Lender" means any Lender having a Term B Loan Commitment or a Term B Loan.

              "Term B Loan" has the meaning specified in Section 2.1.

              "Term C Lender" means any Lender having a Term C Loan Commitment or a Term C Loan.

              "Term C Loan" has the meaning specified in Section 2.1.

              "Term Loan" has the meaning specified in Section 2.1

              "Term Loan Borrowing" means Term Loans made on the same day by the Lenders ratably according to the Term Loan Commitments.

              "Term Loan Commitment" means, with respect to any Lender, such Lender's Term A Loan Commitment, Term B Loan Commitment and Term C Loan Commitment, as the case may be.

              "Term A Loan Commitment" means, with respect to any Lender, the commitment of such Lender to make Term A Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term A Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

              "Term B Loan Commitment" means, with respect to any Lender, the commitment of such Lender to make Term B Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term B Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

              "Term C Loan Commitment" means, with respect to any Lender, the commitment of such Lender to make Term C Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term C Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

              "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

              "Term Loan Maturity Date" means September 30, 2005.

              "Term Loan Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan owing to such Lender.

              "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

              "Total Assets" means, at any date, the total assets of the Borrower and the Restricted Subsidiaries at such date determined on a consolidated basis in conformity with GAAP.

              "Tranche" means the Term A Loans, the Term B Loans or the Term C Loans.

              "UCC" has the meaning specified in the Security Agreement.

              "Unused Commitment Fee" has the meaning specified in Section
2.9(a).

              "Unused Commitment Fee Rate" means .50% per annum with respect to the Term A Loan Commitments, .50% per annum with respect to the Term B Loan Commitments and .50% per annum with respect to the Term C Loan Commitments.

              "U.S. Government Guarantee" means the guarantee, in substantially the form of Exhibit F-2, executed by the Government Guarantor, the Agent and each Lender, and acknowledged by the Borrower pursuant to the Acknowledgement and Agreement.

              "U.S. Government Guarantee Percentage" means as to any Tranche, the percentage set forth on Schedule I for such Tranche under the caption "Percentage Guaranteed under U.S. Government Guarantee".

              "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

              "Walking Beam Furnace" means a walking beam furnace as described in the Disclosure Statement which the Borrower purchases, constructs and installs at its facilities after the date hereof.

              "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

              "Year 2000 Compliant" means the ability of hardware, firmware or software systems associated with information processing and delivery, operations or services, operated by, provided to or otherwise necessary to the business or operations of the Borrower or its Subsidiaries to continue to recognize and properly perform date-sensitive functions involving certain dates prior to, and at any date after, December 31, 1999 to the same extent in all material respects as on January 31, 2000.

              SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

              SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

              (a) All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

              (b) If any change in accounting principles used in the preparation of the most recent Financial Statements referred to in Section 4.4 or 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article VII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VII shall be given effect until such provisions are amended to reflect such changes in GAAP.

              SECTION 1.4. CERTAIN TERMS.

              (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

              (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

              (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

              (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

              (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

              (f) The terms "Lender" and "Agent" include their respective successors.

              (g) Upon the appointment of any successor Agent pursuant to
Section 9.6, references to Citicorp in Section 9.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                            THE TERM LOAN FACILITIES

              SECTION 2.1. THE TERM LOAN COMMITMENTS.

              On the terms and subject to the conditions contained in this Agreement, on any Business Day during the period from the Initial Closing Date to September 30, 2001, each Term A Lender severally agrees to make a term loan to the Borrower (each a "Term A Loan") in an amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Term A Loan Commitment; each Term B Lender severally agrees to make a term loan to the Borrower (each a "Term B Loan") in an amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Term B Loan Commitment; each Term C Lender severally agrees to make a term loan to the Borrower (each a "Term C Loan" and together with the Term A Loans and Term B Loans, individually a "Term Loan" and collectively, the "Term Loans") in an amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Term C Loan Commitment; provided, however, that no Term Loan shall be made other than as part of a Term Loan Borrowing consisting of Term A Loans, Term B Loans and Term C Loans. Amounts of Term Loans repaid may not be reborrowed.

              SECTION 2.2. BORROWING PROCEDURES.

              (a) Each Term Loan Borrowing shall be made on notice given by the Borrower to the Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Term Loan Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Term Loan Borrowing of Eurodollar Rate Loans, prior to the Closing Date. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the Closing Date,
(B) the aggregate amount of such proposed Term Loan Borrowing, (C) whether any portion of the proposed Term Loan Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Term Loans shall be made as Base Rate Loans unless (subject to Section 2.11) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans (which portion need not be the same for each Tranche). Each Term Loan Borrowing shall be made in an aggregate amount of not less than $10,000,000. No more than four Term Loan Borrowings may be made hereunder. No Term Loan Borrowing may be made after September 30, 2001.

              (b) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.11(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Term Loan Borrowing, make available to the Agent at its address referred to in Section 10.8, in immediately available funds, such Lender's Ratable Portion of such proposed Term Loan Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 and 3.2, the Agent will make such funds available to the Borrower.

              (c) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Term Loan Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Term Loan Borrowing, the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Term Loan Borrowing in accordance with this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Term Loans comprising such Term Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Term Loan Borrowing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Term Loan as part of such Term Loan Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

              (d) The failure of any Lender to make the Term Loan or any payment required by it on the date specified (a "Non-Funding Lender") shall not relieve any other Lender of its obligations to make such Term Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or payment required under this Agreement.

              SECTION 2.3. REPAYMENT OF TERM LOANS. The Borrower shall repay the Term Loans, ratably in respect of each Tranche, at the dates and in the amounts set forth below:

               June 30, 2001                            $1,100,000

               September 30, 2001                         $275,000

               December 31, 2001                          $275,000

               March 31, 2002                             $275,000

               June 30, 2002                              $275,000

               September 30, 2002                         $550,000

               December 31, 2002                          $550,000

               March 31, 2003                             $550,000

               June 30, 2003                              $550,000

               September 30, 2003                         $825,000

               December 31, 2003                          $825,000

               March 31, 2004                             $825,000

               June 30, 2004                              $825,000

               September 30, 2004                       $1,100,000

               December 31, 2004                        $1,100,000

               March 31, 2005                           $1,100,000

               June 30, 2005                            $1,100,000

               September 30, 2005                  $97,900,000 or, if less, the entire
                                                   unpaid principal amount of the Term Loans

Notwithstanding anything herein to the contrary, the Borrower shall repay the entire unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

              SECTION 2.4. EVIDENCE OF DEBT.

              (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (b) The Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Term Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if applicable.

              (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loans in accordance with their terms.

              (d) The Borrower shall execute and deliver on the Initial Closing Date promissory notes substantially in the form of Exhibit B payable to each Lender to evidence the Indebtedness owing with respect to each Tranche of Term Loans to such Lender.

              SECTION 2.5. OPTIONAL PREPAYMENTS.

              (a) The Borrower may, upon at least three Business Days' prior notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Term Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.11(e), and each partial prepayment shall be in an aggregate amount not less than $2,500,000 or integral multiples of $500,000 in excess thereof and that any such partial prepayment shall be applied to the remaining installments of such outstanding principal amount of the Term Loans in the inverse order of their maturity; provided, further, that any prepayment shall be made ratably in respect of the Term Loans. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

              (b) The Borrower shall have no right to optionally prepay the principal amount of any Term Loan other than as provided in this Section 2.5.

              SECTION 2.6. MANDATORY PREPAYMENTS.

              (a) Subject to the provisions of the Intercreditor Agreement, upon receipt by any Loan Party of Net Cash Proceeds (i) arising (A) from an Asset Sale to the extent that such Asset Sale constitutes a sale or other disposition of Collateral other than Common Collateral, (B) from an Equity Issuance or (C) from a Property Loss Event, the Borrower shall immediately prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds, or (ii) arising from a Debt Issuance, the Borrower shall immediately prepay the Term Loans in an amount equal to 50% of such Net Cash Proceeds; provided, however, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrower shall prepay the Term Loans in an amount equal to the Reinvestment Prepayment Amount, if any, applicable to such Reinvestment Event no later than the Reinvestment Prepayment Date with respect to such Reinvestment Event and, until applied in a manner permitted by this Agreement, such Net Cash Proceeds shall be deposited in a Cash Collateral Account. Upon receipt of proceeds of a Property Loss Event, the Borrower shall deposit such proceeds in a Cash Collateral Account. The Agent agrees that it will disburse funds to the Borrower from the relevant Cash Collateral Account as requested by the Borrower to acquire replacement assets in the case of an Asset Sale and to make repairs or acquire replacement assets in the case of a Property Loss Event as long as no Default or Event of Default is then occurring or would result therefrom. Any such partial prepayment shall be applied to the remaining installments of such outstanding principal amount of the Term Loans in the inverse order of their maturity.

              (b) Any prepayments made by the Borrower required to be applied in accordance with this Section 2.6 shall be applied to the outstanding principal balance of the Term Loans ratably.

              SECTION 2.7. INTEREST.

              (a) Rate of Interest. All Term Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Term Loans, on the unpaid principal amount thereof from the date such Term Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in
Section 2.7(c), as follows:

                     (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

                     (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin.

              (b) Interest Payments. Interest accrued on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and if not previously paid in full, at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable in arrears on the last day of each calendar month to occur during each Interest Period applicable to such Loan, upon the payment or prepayment thereof in full or in part, and, if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan. Interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

              (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.7(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Term Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

              SECTION 2.8. CONVERSION/CONTINUATION OPTION.

              (a) The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must consist of all of the outstanding Term Loans in a Tranche or be in the amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and the portion of a Tranche continued or converted need not be the same for each Tranche. Each conversion or continuation shall be allocated among the Term Loans in the same Tranche ratably. Each such election shall be in substantially the form of Exhibit D hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least three Business Days' prior written notice specifying (A) the amount and type of Term Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

              (b) The Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, such would violate any of the provisions of Section 2.11. If, within the time period required under the terms of this Section 2.8, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Term Loans, then, upon the expiration of the applicable Interest Period, such Term Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

              SECTION 2.9. FEES.

              (a) Unused Commitment Fee. The Borrower agrees to pay to each Term A Lender, each Term B Lender and each Term C Lender a commitment fee on the average amount by which the Term A Loan Commitment, Term B Loan Commitment or Term C Loan Commitment, as the case may be, of such Lender exceeds such Lender's Ratable Portion of the outstanding Term A Loans, Term B Loans or Term C Loans, as the case may be (the "Unused Commitment Fee"), from the date hereof until September 30, 2001 at the Unused Commitment Fee Rate, payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the Initial Closing Date and (ii) on September 30, 2001.

              (b) Annual Agent's Fee. The Borrower agrees to pay to the Agent for its own account an annual agency fee in the amount of $75,000 per annum, payable in advance on the Initial Closing Date and thereafter annually in advance for so long as any Obligation shall be outstanding under the Loan Documents or any Lender shall have a Commitment hereunder.

              SECTION 2.10. PAYMENTS AND COMPUTATIONS.

              (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at its address referred to in Section 10.8 in immediately available funds without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this
Section 2.10, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.11(c), 2.11(e), 2.12 or 2.13 shall be paid only to the affected Lender or Lenders. Payments received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

              (b) All computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments allocated to a Tranche of Term Loans, shall be applied first to repay the Term Loans in such Tranche outstanding as Base Rate Loans and then to repay the Term Loans in such Tranche outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

              (d) Unless the Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

              (e) Subject to the provisions of clause (f) of this Section 2.10, all payments and any other amounts received by the Agent from or for the benefit of the Borrower shall be applied first, to pay principal of and interest on any portion of the Term Loans which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender and for which the Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and third, as the Borrower so designates. Payments in respect of the Term Loans received by the Agent shall be allocated ratably among the Tranches and with respect to each Tranche distributed to each Term Lender in accordance with such Term Lender's Ratable Portion of the Term Loans in such Tranche; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto, and, if to the Lenders, in proportion to the amount owed each.

              (f) Subject to clause (g) of this Section 2.10 and the provisions of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Agent may, and shall upon either
(A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 8.1, apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                     (i) first, to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due the Agent;

                     (ii) second, to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due to the Lenders;

                     (iii) third, to pay Obligations in respect of any fees then due to the Agent and the Lenders;

                     (iv) fourth, to pay interest then due and payable in respect of the Term Loans;

                     (v) fifth, to pay or prepay principal payments on the Term Loans ratably to the aggregate principal amount of such Term Loans and shall be applied, ratably in respect of such Lender's Term Loans; and

                     (vi) sixth, to the ratable payment of all other
Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through sixth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations pro rata, based on the proportion of the Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through sixth of this Section 2.10(f) may, subject to clause (g) of this Section 2.10, at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party which is not a Lender, or any other Person.

              (g) Notwithstanding the provisions set forth in clause (f) of this
Section 2.10, the priorities set forth in clause (f) of this Section 2.10 shall be deemed modified to the extent required by Section 3.9 of the U.S. Government Guarantee. All payments made by the Government Guarantor pursuant to the U.S. Government Guarantee shall be applied to the payment of the outstanding principal amount of each Tranche of the Term Loans pro rata based on an amount equal to the U.S. Government Guarantee Percentage of the principal amount of each such Tranche. Upon any payment to the Agent by the Government Guarantor under the U.S. Government Guarantee, the Government Guarantor shall become subrogated to, and the Term A Lenders and the Term B Lenders shall be deemed to have assigned and do so hereby assign to the Government Guarantor, without recourse and without need of any further action, such right, title and interest in, to and under the Term Loans, the Collateral, the Security Interests (as defined in the U.S. Government Guarantee) and the Loan Documents as is equivalent to the Government Guarantor's right to receive Collections (as defined in the U.S. Government Guarantee) under Sections 3.9 and 3.10 of the U.S. Government Guarantee and, to such extent, the Government Guarantor shall have the right to enforce and participate in any claim (including any claim in bankruptcy), right or remedy that the Agent or the Term A Lenders and Term B Lenders then have or may thereafter acquire against the Borrower and the Collateral under this Agreement, the other Loan Documents or the Intercreditor Agreement and shall thereafter be deemed a Lender hereunder under the applicable Tranches and be entitled to the benefit of and any right to participate in any Collateral and Collections (as defined in the U.S. Government Guarantee) then or thereafter held or acquired by the Agent or the Lenders. The Agent and the Lenders shall, upon request by the Government Guarantor, execute and deliver such documents and take such other actions as may be necessary to evidence or give effect to such subrogation and assignment. Any statute or judicial decision to the contrary notwithstanding, no payment by the Government Guarantor to the Agent or the Lenders under the U.S. Government Guarantee shall reduce, discharge, satisfy or terminate any obligation of Borrower under this Agreement or any of the other Loan Documents or the Intercreditor Agreement or any obligation of any Loan Party to the Collateral Documents or the Intercreditor Agreement.

              SECTION 2.11. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

              (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

              (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Term Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Term Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension to no longer exist.

              (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or the compliance by such Lender or the Permitted Participant, as the case may be, with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender or the Permitted Participant, as the case may be, of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (and such Lender or the Permitted Participant, as the case may be, is unable to designate a different Eurodollar Lending Office that would eliminate or materially reduce such cost and would not, in the good faith judgment of such Lender or the Permitted Participant, as the case may be, be disadvantageous to such Lender or the Permitted Participant, as the case may be), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or the Permitted Participant, as the case may be, additional amounts sufficient to compensate such Lender or the Permitted Participant, as the case may be, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender or the Permitted Participant, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

              (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Permitted Participant determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or the Permitted Participant or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans (and such Lender or the Permitted Participant, as the case may be, is unable to designate a different Eurodollar Lending Office that would not, in the good faith judgment of such Lender or the Permitted Participant, as the case may be, be disadvantageous to such Lender or the Permitted

Participant, as the case may be), then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender or the Permitted Participant, as the case may be, to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender or the Permitted Participant, as the case may be, shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Term Loan into a Base Rate Loan. If at any time after a Lender or the Permitted Participant, as the case may be, gives notice under this Section 2.11(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender or the Permitted Participant, as the case may be, shall promptly give notice of that determination to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender or the Permitted Participant, as the case may be. The Borrower's right to request, and such Lender's or the Permitted Participant's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

              (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.7, the Borrower shall compensate each Lender and the Permitted Participant (if applicable), upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the Permitted Participant to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Term Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a request by it transmitted by it by facsimile for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.8, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.6) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.11(c) or (d), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender or the Permitted Participant making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender or the Permitted Participant, as the case may be, absent manifest error.

              SECTION 2.12. CAPITAL ADEQUACY. If at any time any Lender or the Permitted Participant determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or the Permitted Participant's, as the case may be, (or any corporation controlling such Lender's or the Permitted Participant, as the case may be) capital as a consequence of its obligations hereunder to a level below that which such Lender or the Permitted Participant, as the case may be, or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or the Permitted Participant, as the case may be, (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or the Permitted Participant, as the case may be, from time to time as specified by such Lender or the Permitted Participant, as the case may be, additional amounts sufficient to compensate such Lender or the Permitted Participant, as the case may be, for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or the Permitted Participant, as the case may be, shall be conclusive and binding for all purposes absent manifest error.

              SECTION 2.13. TAXES.

              (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, the Permitted Participant and the Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, the Permitted Participant or the Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Initial Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender, the Permitted Participant or the Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Initial Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, the Permitted Participant or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Agent evidence of such payment.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

              (c) The Borrower will indemnify each Lender, the Permitted Participant and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

              (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent, at its address referred to in
Section 10.8, the original or a certified copy of a receipt evidencing payment thereof.

              (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of the Obligations.

              (f) Prior to the Initial Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Agent and the Borrower with two completed copies of either IRS Form 4224 or Form 1001, or in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or Form W-9, or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

              (g) Any Lender or the Permitted Participant claiming any additional amounts payable pursuant to this Section 2.13 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender or the Permitted Participant, as the case may be, be otherwise disadvantageous to such Lender or the Permitted Participant, as the case may be.

              SECTION 2.14. SUBSTITUTION OF LENDERS. In the event that (a) (i) any Lender makes a claim under Section 2.11 (c) or Section 2.12, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.11(d), or (iii) the Borrower is required to make any payment pursuant to Section 2.13 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Term Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or
(iv)) by the Borrower to the Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not an existing Lender, reasonably acceptable to the Agent and acceptable to Government Guarantor; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is acceptable to the

Government Guarantor and reasonably acceptable to the Agent and the written notice was properly issued under this Section 2.14, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the U.S. Government Guarantee and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents and the U.S. Government Guarantee (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Term Loan Commitment (if applicable) in the amount of such Affected Lender's Term Loan Commitment assumed by it and such Term Loan Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

              SECTION 2.15. CERTAIN LIMITATIONS ON INDEMNIFICATION. The Borrower shall not be required to compensate any Lender or the Permitted Participant pursuant to Sections 2.11, 2.12, 2.13 and 2.14 for any increased costs or other amounts incurred more than 180 days prior to the date that such Lender or the Permitted Participant notifies the Borrower of a change in law or other event giving rise to such increased costs or other amounts for which such Lender or the Permitted Participant is indemnified under such Sections and of such Lender's or the Permitted Participant's intention to claim compensation or indemnity therefor.

              SECTION 2.16. ELIGIBLE LENDER. As of the Initial Closing Date, each Lender represents and warrants to the Agent that it is an Eligible Lender and has not been disbarred or suspended from Federal financial and non-financial assistance and benefits under Federal programs and activities.

                                   ARTICLE III

                            CONDITIONS TO TERM LOANS

              SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of each Lender to make the Term Loans requested to be made by it on the Initial Closing Date is subject to the satisfaction of all of the following conditions precedent before or concurrently with such Term Loan Borrowing:

              (a) Certain Documents. The Agent shall have received on the Initial Closing Date each of the following, each dated as of the Initial Closing Date unless otherwise indicated or agreed to by the Agent, in form and substance satisfactory to the Agent and in sufficient copies for each Lender and the Government Guarantor:

                     (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

                     (ii) the Guaranty, duly executed by each Subsidiary Guarantor, if any;

                     (iii) the U.S. Government Guarantee, duly executed by the parties thereto, together with the Acknowledgement and Agreement duly executed by the Borrower;

                     (iv) the Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with:

                            (A) evidence satisfactory to the Agent that the
              Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral (or second priority, with respect to the Common Collateral), including
              (I) such documents duly executed by each Loan Party as the Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Agent that financing statements under the UCC (as amended or revised on the date hereof) and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Security Agreement) and (II) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Closing Date or are permitted under the terms of this Agreement); and

                            (B) Control Account Letters from (I) all securities
              intermediaries with respect to all securities accounts and securities entitlements of the Borrower, and such Subsidiary Guarantor, if any, and (II) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower, and each Subsidiary Guarantor, if any;

                     (v) Mortgages covering the real property set forth on
Schedule 4.19 together with: (A) title insurance policies satisfactory in form and substance to the Agent, in its sole discretion and (B) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and enforceable first priority lien on property described therein in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law);

                     (vi) a favorable opinion of (A) Cadwalader, Wickersham & Taft, counsel to the Loan Parties, in substantially the form of Exhibit E-1 addressed to the Agent, the Lenders and the Government Guarantor and addressing such other matters as any Lender through the Agent may reasonably request, (B) Parr Waddoups Brown Gee & Loveless, Utah counsel to the Loan Parties, in substantially in the form of Exhibit E-2 addressed to the Agent, the Lenders and the Government Guarantor addressing such other matters any Lender through the Agent may reasonably request and (C) counsel to the Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Initial Closing Date;

                     (vii) the Intercreditor Agreement duly executed by the parties thereto;

                     (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                     (ix) a certificate of the Borrower signed on behalf of the Borrower by the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                     (x) a certificate of the Borrower signed by the Chief Financial Officer of the Borrower on behalf of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Term Loans, the application of the proceeds thereof in accordance with Section 6.9 and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                     (xi) a certificate of the Borrower signed by a Responsible Officer on behalf of the Borrower to the effect that the conditions set forth in Sections 3.1(d), (f)(ii), (g), (i), (j), (l) and 3.2(b) have been satisfied;

                     (xii) evidence satisfactory to the Agent that the insurance policies required by Section 6.5 and any Collateral Document are in full force and effect, together with endorsements naming the Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Restricted Subsidiaries;

                     (xiii) appraisals in form and substance satisfactory to the Agent from an appraiser designated by the Agent with respect to the real property set forth on Schedule 4.19;

                     (xiv) file-stamped copies of certificate of mergers or other confirmation from the Secretary of State of the State of Delaware satisfactory to the Agent of the consummation of the Mergers; and

                     (xv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender or the Government Guarantor through the Agent may reasonably request.

              (b) Cash Collateral Account. The Agent shall have received evidence that, as of the Initial Closing Date, the procedures with respect to cash management required by this Agreement or the Collateral Documents have been established and are currently being maintained.

              (c) Fees and Expenses Paid. There shall have been paid to the Agent, for the account of the Agent, and the Lenders, as applicable, all fees due and payable on or before the Initial Closing Date (including the accrued fees and expenses of counsel to the Agent and all such fees in connection with each commitment letter issued by any Lender hereunder or the Permitted Participant and submitted to the Bankruptcy Court on December 6, 2000 or otherwise disclosed in full to the Agent), and all expenses due and payable on or before the Initial Closing Date.

              (d) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (B) to create and perfect the Liens on the Collateral owned or hereafter acquired by each of them in the manner and for the purpose contemplated by the Loan Documents.

              (e) Working Capital Facility. The initial funding of loans or issuance of any letter of credit under the Revolving Credit Agreement shall have occurred.

              (f) Confirmation Order. The Confirmation Order (i) shall be in form and substance satisfactory to the Agent in the exercise of reasonable judgment and (ii) shall not have been reversed, vacated, amended, supplemented, modified, remanded or stayed and shall have become a Final Order.

              (g) Plan of Reorganization. The Plan of Reorganization shall be the same in all respects as that approved by the Bankruptcy Court on December 8, 2000 and submitted in connection with the application of the Agent to the Government Guarantor, shall not have been materially amended, supplemented or modified, and no material provision thereof shall have been waived, in each case without the prior written consent of the Agent, and all conditions precedent to confirmation and the effectiveness of the Plan of Reorganization shall have been satisfied (or the waiver thereof shall have been consented to by the Agent) and the effectiveness of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for the initial extension of credit contemplated hereunder and all transactions in connection with the Plan of Reorganization shall have been or will be consummated in compliance with all Requirements of Law.

              (h) Bankruptcy Court Jurisdiction. Except as consented to by the Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the Loan Documents or any rights or remedies relating thereto.

              (i) Disclosure Statement. All sources and uses of funds to consummate the Plan of Reorganization shall otherwise be substantially as described in the Disclosure Statement.

              (j) Material Liabilities. The terms and extent of all material liabilities of the Borrower and its Subsidiaries which are not otherwise being discharged upon consummation of the Plan of Reorganization shall be substantially as described in the Disclosure Statement.

              (k) Guarantee Fee. The Borrower shall have paid the Guarantee Fee, required under the U.S. Government Guarantee, equal to one half of one percent (0.5%) of the Term Loan Commitments.

              (l) Mergers. The Mergers shall have been consummated strictly in accordance with the terms of the merger agreements delivered to the Agent prior to the Initial Closing Date, in compliance with all applicable laws.

              (m) Information Provided to Board. The Borrower shall have provided to the Agent a copy of all written materials provided to the Board by or, to the best of Borrower's knowledge, on behalf of the Borrower, in such case on or after November 16, 2000.

              (n) Participation Agreement. The Term C Lender and the Permitted Participant shall have entered into a participation agreement in form and substance satisfactory to the parties thereto.

              SECTION 3.2. CONDITIONS PRECEDENT TO EACH TERM LOAN. The obligation of each Lender on any Closing Date (including the Initial Closing
Date) to make any Term Loan is subject to the satisfaction of all of the following conditions precedent:

              (a) Request for Borrowing. With respect to any Term Loan, the Agent shall have received a duly executed Notice of Borrowing.

              (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Term Loan, both before and after giving effect thereto and to the application of the proceeds from any such Term
Loan:

                     (i) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects on and as of any such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                     (ii) No Default or Event of Default has occurred and is continuing.

              (c) No Legal Impediments. The making of the Term Loans on such date does not violate any Requirement of Law on the date of or immediately following such Term Loan and is not enjoined, temporarily, preliminarily or permanently.

              (d) Additional Matters. The Agent or the Government Guarantor shall have received such additional documents, information and materials as any Lender or the Government Guarantor, through the Agent, may reasonably request.

              SECTION 3.3. Each submission by the Borrower to the Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Term Loan requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Term Loan.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              To induce the Lenders and the Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Agent that, on and as of the Initial Closing Date, after giving effect to the making of the Term Loans and other financial accommodations on the Initial Closing Date and on and as of each date as required by Section 3.2(b)(i):

              SECTION 4.1. ENTITY EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Contractual Obligations and Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) except as disclosed in Section 4.17, has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

              SECTION 4.2. ENTITY POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

              (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                     (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                     (ii) have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, members or partners where required;

                     (iii) do not and will not (A) contravene any Loan Party's or any Restricted Subsidiary's Constituent Documents, (B) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                     (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 and which have been or will be, prior to the Initial Closing Date, obtained or made, copies of which have been or will be delivered to the Agent pursuant to Section 3.1, and each of which on the Initial Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

              (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              SECTION 4.3. OWNERSHIP OF BORROWER; SUBSIDIARIES.

              (a) All of the outstanding membership interests of the Borrower have been validly issued, are fully paid and non-assessable and on the Initial Closing Date 100%, and on any other date at least 75%, are owned beneficially and of record by Holdings, free and clear of all Liens. Subject to the foregoing, no Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right other than in favor of Holdings.

              (b) Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Initial Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares, membership interests or partnership interests of each class of Stock authorized (if applicable), the number outstanding on the Initial Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Restricted Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Restricted Subsidiary owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Restricted Subsidiary, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Security Agreement). Neither the Borrower nor any Restricted Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Restricted Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than Investments permitted by Section 7.12.

              (c) There is no Material Subsidiary that is not a Subsidiary Guarantor.

              (d) On the Initial Closing Date, there is no Non-Recourse Subsidiary.

              SECTION 4.4. FINANCIAL STATEMENTS.

              (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen, LLP, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in conformity with GAAP.

              (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or in Schedule 4.4.

              (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the five-year period beginning on October 1, 2000 on a month-by-month basis for the first year and on a year-by-year basis thereafter, pro forma for the Plan of Reorganization. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Initial Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

              SECTION 4.5. MATERIAL ADVERSE CHANGE. Since January 31, 2000, there has been no Material Adverse Change (other than any change disclosed to the Agent prior to November 20, 2000), no change after November 20, 2000 that represents a material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, assets, liabilities (contingent or otherwise) or properties of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000. Since January 31, 2000, there have been no events or developments that in the aggregate have had a Material Adverse Effect (other than any events or developments disclosed to the Agent prior to November 20,
2000), no change after November 20, 2000 that represent a material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, assets, liabilities (contingent or otherwise) or properties of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000.

              SECTION 4.6. SOLVENCY. After giving effect to the Term Loans to be made on the Initial Closing Date and before and after each other date as Term Loans requested hereunder are made, the disbursement of the proceeds of such Term Loans pursuant to the instructions of the Borrower, the consummation of the other financing transactions contemplated hereby and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

              SECTION 4.7. LITIGATION. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate have no Material Adverse Effect; provided, however, that with respect to the matters listed on Schedule
4.7 the Borrower believes that such matters will not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 lists all litigation pending against any Loan Party at the date hereof which, if adversely determined, could have a Material Adverse Effect.

              SECTION 4.8. TAXES.

              (a) All federal, and all material state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP or the aggregate amount thereof does not exceed for any Fiscal Year $500,000. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

              (b) None of the Borrower or any of its Tax Affiliates has (i) any obligation under any tax sharing agreement or arrangement or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

              SECTION 4.9. FULL DISCLOSURE. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement, the application made by the Agent to the Government Guarantor in connection with the U.S. Government Guarantee or the consummation of the financing taken as a whole, including the information contained in the Disclosure Statement, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading at the time such information was furnished. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and the Borrower and the Restricted Subsidiaries taken as one enterprise have been disclosed to the Lenders. All certifications, representations and warranties made by the Borrower to the Government Guarantor remain true and correct.

              SECTION 4.10. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

              SECTION 4.11. NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

              (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien permitted under Section 7.3) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

              (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Requirement of Law or Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

              (c) No Default or Event of Default has occurred and is continuing.

              (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to the Borrower or any Material Subsidiary the compliance with which by such Person would have a Material Adverse Effect.

              (e) The Borrower is not delinquent in the payment of any Indebtedness owed by the Borrower to the federal government of the United States.

              SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

              SECTION 4.13. USE OF PROCEEDS. The proceeds of the Term Loans are being used by the Borrower solely as follows: (a) to satisfy existing Indebtedness of the Borrower and its Subsidiaries (none of which is owed to or held by the Agent or any of the Lenders on the date hereof), including Indebtedness that is secured by assets constituting Common Collateral, and for the payment of related transaction costs, fees and expenses and (b) for other general corporate purposes, including capital maintenance, and payment of the costs, fees and expenses related to the consummation of the Plan of Reorganization.

              SECTION 4.14. INSURANCE. All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Borrower or any of its Subsidiaries has been refused insurance for any material coverage which it had applied or had any material policy of insurance terminated in the past year (other than at its request).

              SECTION 4.15. LABOR MATTERS.

              (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of the Borrower, threatened against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

              (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

              (c) Except as set forth on Schedule 4.15, as of the Initial Closing Date, there is no collective bargaining agreement covering any of the employees of the Borrower or the Restricted Subsidiaries.

              (d) The collective bargaining agreement set forth on Schedule 4.15 expires on April 30, 2001. To the Borrower's knowledge, no default exists under such collective bargaining agreement which would have a Material Adverse Effect.

              (e) Schedule 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of the Restricted Subsidiaries.

              SECTION 4.16. ERISA.

              (a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA (except those already listed on Schedule 4.15) to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

              (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code has been the subject of a favorable determination letter from the IRS with respect to such qualification, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

              (c) Each Title IV Plan (other than a Multiemployer Plan) is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have no Material Adverse Effect.

              (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which will have a Material Adverse Effect.

              (e) Except to the extent set forth on Schedule 4.16, none of the Borrower, any Restricted Subsidiary or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

              SECTION 4.17. ENVIRONMENTAL MATTERS.

              (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate with all matters covered by this
Section 4.17 have (i) no reasonable likelihood of causing total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any twelve-month period and, (ii) no Material Adverse Effect.

              (b) The Borrower and its Subsidiaries have obtained and currently possess all environmental, health and safety Permits necessary for their operations, all such Permits are in good standing (other than a permit under the Clean Air Act Title 5 Operating Permit, which has been timely applied for) and the Borrower and each of its Subsidiaries is in compliance with the terms and conditions of such Permits except for failures that in the aggregate with all matters covered by this Section 4.17 have (i) no reasonable likelihood of causing total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any twelve-month period and (ii) no Material Adverse Effect.

              (c) None of the currently or previously owned or leased property or operations of the Borrower or any of its Subsidiaries is subject to any outstanding or, to the knowledge of the Borrower, threatened claim, order, agreement, notice of violation or potential liability or is subject to any pending or, to its knowledge, threatened or docketed judicial or administrative proceeding or governmental investigation (each an "Environmental Contingency") with respect to (i) Environmental Law, (ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate with all matters covered by this
Section 4.17 have (A) no reasonable likelihood of causing total

Environmental Liabilities and Costs to exceed $5,000,000 in cash in any twelve-month period and (B) no Material Adverse Effect. Schedule 4.17 lists all Environmental Contingencies as of the date hereof that, if adversely determined, could in the aggregate with all matters covered by this Section 4.17 cause (x) total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any twelve-month period or (y) a Material Adverse Effect.

              (d) Except as disclosed on Schedule 4.17 none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog.

              (e) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated by any Loan Party or any of its Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate with all matters covered by this Section 4.17 have (i) no reasonable likelihood of causing the Borrower and its Subsidiaries to incur Environmental Liabilities and Costs in excess of $5,000,000 in cash in any twelve-month period and (ii) no Material Adverse Affect.

              (f) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries.

              (g) The Borrower and each of its Subsidiaries has made available to the Lenders copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower and its Subsidiaries or their real property that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

              (h) The Borrower has made a timely application for an operating permit under Title V of the federal Clean Air Act and the Utah Conservation Act. The Utah Division of Air Quality (the "DAQ") has acknowledged the receipt of the application, determined the completeness of the application, and confirmed the existence of the so-called "application shield" which authorizes the Borrower to operate until final action is taken on the permit application. The Borrower believes that the DAQ will issue the permit in due course.

              (i) As of the Initial Closing Date, there are no measures to mitigate environmental impacts, as incorporated into the Finding of No Significant Impact attached as Exhibit B to the Offer of Guarantee, that by their terms can be satisfied on or prior to the Initial Closing Date. Except as disclosed on Schedule 4.17, as required by Section 6 of the Offer of Guarantee, the measures to mitigate environmental impacts incorporated into the Finding of No Significant Impact attached as Exhibit B to the Offer of Guarantee will be completed to the U.S. Government Guarantor's satisfaction.

              SECTION 4.18. INTELLECTUAL PROPERTY. The Borrower and the Material Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of the Material Subsidiaries, as set forth in Schedule 4.18. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Material Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened.

              SECTION 4.19. PROPERTIES.

              (a) Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all real property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 7.3. The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property other than with respect to an immaterial amount of owned equipment.

              (b) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

              (c) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

              (d) Set forth on Schedule 4.19 is a list of all real property owned by the Borrower or any of its Subsidiaries showing as of the Initial Closing Date the street address, county, or other relevant jurisdiction, state and record owner.

              SECTION 4.20. ELIGIBLE BORROWER . The Borrower (a) is a Qualified Steel Company, as that term is defined in the 13 C.F.R. Part 400, for which (i) credit is not otherwise available to it under reasonable terms and conditions sufficient to meet its financing needs, as reflected in the financial and business plans of the Borrower; and (ii) the prospective earning power of the Borrower, together with the character and value of the Collateral, furnish reasonable prospects for repayment of the Term Loans; and (b) has experienced layoffs, production losses or financial losses between January 1, 1998, and January 31, 2000, which losses can be demonstrated as a comparison between employment, production, or net income existing on January 1, 1998 and January 31, 2000.

              SECTION 4.21. YEAR 2000 COMPLIANCE. The Borrower has reviewed the areas within its business and operations and the business and operations of its Subsidiaries which could be adversely affected by the risk that computer applications used by the Borrower and its Subsidiaries may not be Year 2000 Compliant, and has developed a comprehensive program to eliminate all such non-compliance that would have a Material Adverse Effect.

              SECTION 4.22. PLAN OF REORGANIZATION. The Plan of Reorganization has been confirmed by the Bankruptcy Court and on the Initial Closing Date will have been substantially consummated.

              SECTION 4.23. SUBSIDIARIES. As of the Initial Closing Date, there are no Subsidiaries of the Borrower.

              SECTION 4.24. RANKING. The Obligations rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, it being understood that different Indebtedness may have different security.

                                    ARTICLE V

                               REPORTING COVENANTS

              As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

              SECTION 5.1. FINANCIAL STATEMENTS. The Borrower shall furnish to the Agent and the Permitted Participant (with sufficient copies for each of the Lenders and the Government Guarantor) the following:

              (a) Quarterly Reports. Within 50 days after the end of each Fiscal Quarter of each Fiscal Year (except for the Fiscal Quarter ending December 31 of each Fiscal Year), financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

              (b) Annual Reports. Within 95 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Arthur Andersen or other "big five" firm of independent public accountants (or their successors), together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

              (c) Business Plan. Not later than 30 days prior to the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) forecasts prepared by management of the Borrower for each fiscal month in the next succeeding Fiscal Year, and (ii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Term Loan Maturity Date is scheduled to occur, including, in each instance described in clause (i) and clause (ii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based and a management discussion and analysis.

              (d) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

              (e) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (a) of this Section 5.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

              (f) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (a) and (b) of this Section 5.1, a certificate of the Borrower signed by a Responsible Officer on behalf of the Borrower (each, a "Compliance Certificate") stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred or is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

              (g) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document or the U.S. Government Guarantee, as the Agent, any Lender, the Permitted Participant or the Government Guarantor may reasonably request.

              SECTION 5.2. DEFAULT NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any default by the Borrower under the terms of any agreement governing any of the Borrower's Indebtedness, Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Agent and the Permitted Participant notice specifying the nature of such default, Default or Event of Default or other event, including the anticipated effect thereof, if known, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

              SECTION 5.3. LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Agent and the Permitted Participant written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability in an amount aggregating $1,000,000 or more or which, if adversely determined, would have a Material Adverse Effect.

              SECTION 5.4. ASSET SALES. Prior to any Asset Sale (a) to the extent such Asset Sale constitutes a sale or other disposition of any Collateral anticipated to generate in excess of $500,000 in Net Cash Proceeds, and (b) to the extent not encompassed within clause (a), any other Asset Sale anticipated to generate in excess of $5,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Agent and the Permitted Participant a notice describing such Asset Sale or the nature and material terms and conditions of such transaction and stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

              SECTION 5.5. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Agent and the Permitted Participant copies of (a) all reports which Holdings sends to its security holders generally, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public generally.

              SECTION 5.6. LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Agent and the Permitted Participant written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

              SECTION 5.7. TAX RETURNS. Upon the request of any Lender or the Permitted Participant, through the Agent, the Borrower will provide copies of all federal, state and local tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

              SECTION 5.8. INSURANCE. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower will furnish the Agent (in sufficient copies for each of the Lenders and the Permitted Participant) with (a) a report in form and substance satisfactory to the Agent and the Lenders and the Permitted Participant outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

              SECTION 5.9. ERISA MATTERS. The Borrower shall furnish the Agent (with sufficient copies for each of the Lenders and the Permitted Participant):

              (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

              (b) promptly and in any event within 10 Business Days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been denied with respect to any such Person regarding any Title IV Plan or Multiemployer Plan;

              (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

              SECTION 5.10. ENVIRONMENTAL MATTERS. The Borrower shall provide the Agent and the Permitted Participant promptly and in any event within 10 Business Days of the Borrower or any Subsidiary learning of any of the following, written notice of any of the following:

              (a) that the Borrower or any Restricted Subsidiary is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject the Borrower and the Restricted Subsidiaries in the aggregate for all matters covered by this Section 5.10 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any twelve-month period;

              (b) the receipt by the Borrower or any Restricted Subsidiary of notification that any real or personal property of such Loan Party is subject to any Environmental Lien;

              (c) the receipt by the Borrower or any Restricted Subsidiary of any notice of violation of or potential liability under, or knowledge by such Person that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and the Restricted Subsidiaries in the aggregate for all matters covered by this Section 5.10 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any twelve-month period;

              (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively in the aggregate for all matters covered by this Section 5.10 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any twelve-month period;

              (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by the Borrower or any Restricted Subsidiary other than those the consequences of which in the aggregate have no reasonable likelihood of subjecting the Borrower and the Restricted Subsidiaries in the aggregate for all matters covered by this Section
5.10 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any twelve-month period;

              (f) any proposed action by the Borrower or any Restricted Subsidiary or any proposed change in Environmental Laws or any other act or omission by any Governmental Authority which in the aggregate have a reasonable likelihood of requiring the Borrower or any Restricted Subsidiary to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $5,000,000 or more in cash in any twelve-month period or subject the Borrower and the Restricted Subsidiaries in the aggregate for all matters covered by this Section

5.10 to additional total Environmental Liabilities and Costs of $5,000,000 or more in cash in any twelve-month period; and

              (g) upon written request by any Lender through the Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

              SECTION 5.11. OTHER INFORMATION. The Borrower will provide the Agent, the Permitted Participant or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as any Lender, the Permitted Participant or the Government Guarantor through the Agent may from time to time reasonably request.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

              As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

              SECTION 6.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each Material Subsidiary to, preserve and maintain its corporate or limited liability company existence, rights (charter and statutory) and franchises.

              SECTION 6.2. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

              SECTION 6.3. CONDUCT OF BUSINESS. Except as otherwise expressly permitted by this Agreement, the Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

              SECTION 6.4. PAYMENT OF TAXES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges, levies and judgments, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

              SECTION 6.5. MAINTENANCE OF INSURANCE. The Borrower shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance coverage with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates (provided that the Borrower shall be entitled to use reasonable and customary deductibles and, other than in respect of the Collateral, self-insurance programs), and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Agent.

              SECTION 6.6. ACCESS. The Borrower shall from time to time, permit the Agent and the Lenders, or any agents or representatives thereof, upon at least two Business Days' notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Agent, the Permitted Participant or any Lender any and all financial statements and other information of any kind, as the Agent or any Lender reasonably requests from the Borrower and which such accountants may have, and be permitted to share in accordance with their professional responsibilities, with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

              SECTION 6.7. KEEPING OF BOOKS. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

              SECTION 6.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except in each case where the failure to so maintain and preserve in the aggregate would have no Material Adverse Effect.

              SECTION 6.9. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Term Loans as provided in Section 4.13.

              SECTION 6.10. ENVIRONMENTAL. The Loan Parties shall, and shall cause each of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of causing the Borrower and its Subsidiaries to incur Environmental Liabilities and Costs in excess of $5,000,000 in cash in any twelve-month period, (i) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, ensure that the requirements of Section 6 of the Offer of Guarantee are satisfied on an ongoing basis and shall promptly provide the Agent (with a copy to the Government Guarantor) with evidence that such requirement is satisfied.

              SECTION 6.11. ADDITIONAL COLLATERAL AND GUARANTIES.

              (a) At least 15 Business Days prior to the acquisition by the Borrower or any Restricted Subsidiary of any property, plant or equipment with proceeds of the Term Loans or Net Cash Proceeds of an Asset Sale to the extent such Asset Sale constitutes a sale or other disposition of Collateral, the Borrower shall provide the Agent written notice thereof. Upon written request of the Agent, the Borrower shall, and shall cause each relevant Subsidiary of the Borrower to, execute and deliver to the Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such property, plant or equipment, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such asset, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Agent and to be subject only to Customary Permitted Liens.

              (b) To the extent not delivered to the Agent on or before the Initial Closing Date, the Borrower agrees promptly to (i) cause each Material Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and the Intercreditor Agreement and (B) to take such actions necessary or advisable to grant to the Agent for the benefit of the Secured parties a perfected security interest in the Collateral described in the Collateral Documents with respect to each new Material Subsidiary, including the filing of Uniform Commercial Code financing statements and the recording of mortgages, in each case, in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Agent and (ii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

              SECTION 6.12. COMPENSATION OF OFFICERS AND DIRECTORS. The Borrower shall pay to its officers and directors salaries, benefits and other compensation which are comparable to those salaries, benefits and other compensation which are customary in the Borrower's industry for similarly situated officers and directors.

              SECTION 6.13. AUDITS. The Borrower shall permit periodic audits, conducted at the request of the Government Guarantor, by the General Accounting Office of the United States and an independent auditor acceptable to the Emergency Steel Loan Guarantee Board.

              SECTION 6.14. U.S. GOVERNMENT GUARANTEE. The Borrower shall comply in all material respects with the terms, requirements and conditions of the U.S. Government Guarantee applicable to it and shall furnish the Agent, (a) with all information regarding the Borrower as may be needed by the Agent to comply with its obligations under the U.S. Government Guarantee and (b) prompt written notice of (1) any change in the ownership or senior management of the Borrower,
(2) any strike or work stoppage or other material labor disruption experienced by the Borrower and (3) any material damage to or other material production disrupting problem with any of the production units of the Borrower, with a copy to the Government Guarantor. The Borrower shall execute such documents and take such actions as the Government Guarantor (through the Agent) may request.

              SECTION 6.15. POST-CLOSING MATTERS. Within 30 days after the Initial Closing Date, the Borrower shall provide to the Agent Blocked Account Letters from the Blocked Account Banks.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

              As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Agent that:

              SECTION 7.1. INDEBTEDNESS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness except for (each of which shall be given independent effect):

                     (i) Secured Obligations under this Agreement;

                     (ii) Indebtedness arising out of any Hedging Contract entered into in the ordinary course of the Borrower's business;

                     (iii) Indebtedness outstanding from time to time pursuant a working capital facility limited to 85% of Borrower's and the Restricted Subsidiaries' accounts receivable and 65% of Borrower's and the Restricted Subsidiaries' inventory;

                     (iv) Indebtedness of the Borrower to Mannesmann under the Mannesmann Agreement, if incurred in the ordinary course of business consistent with the past practice of the Borrower;

                     (v) Indebtedness of the Borrower, outstanding on the Initial Closing Date and disclosed in the Disclosure Statement;

                     (vi) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the ratio of EBITDA of the Borrower to Cash Interest Expense of the Borrower would be greater than or equal to 3.25:1.00;

                     (vii) Indebtedness not to exceed $65,000,000 in aggregate principal amount at any one time outstanding, the proceeds of which are applied solely to expenditures made for the acquisition, construction or improvement of assets, in each case which are useful in the type of business of the Borrower conducted on the Initial Closing Date, and all replacements, renewals, refinancing and extensions of such Indebtedness;

                     (viii) Indebtedness of the Borrower to a Restricted Subsidiary or of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary;

                     (ix) any replacements, renewals, refinancings and extensions of Indebtedness in (v) and (vi), above, provided that any such replacement, renewal, refinancing and extension (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and time specified in the Indebtedness being replaced, renewed, refinanced or extended and (B) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended;

                     (x) Indebtedness to Holdings not to exceed $25,000,000 principal amount in the aggregate at any one time outstanding which is subordinated to payment of the Obligations on terms satisfactory to the Agent and which, with respect to any principal amount incurred in excess of $15,000,000 has repayment terms satisfactory to the Agent;

                     (xi) Indebtedness under performance bonds and surety bonds not to exceed $10,000,000 in the aggregate at any one time outstanding to the extent such bonds do not secure the repayment of borrowed money; and

                     (xii) other Indebtedness not to exceed $25,000,000 principal amount at any time outstanding.

              SECTION 7.2. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Borrower shall not enter into, renew or extend, or permit any Restricted Subsidiary to enter into, renew or extend, any Sale-Leaseback Transaction except to the extent that all such Sale-Leaseback Transactions do not exceed $17,000,000 in the aggregate at any one time and such Asset Sale is permitted by
Section 7.5; provided, however, that the Borrower and the Restricted Subsidiaries may enter into a Sale-Leaseback Transaction for a Walking Beam Furnace with a Fair Market Value not in excess of $48,000,000.

              SECTION 7.3. LIMITATION ON LIENS. None of the Borrower or any Restricted Subsidiary shall create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it except for:

                     (i) Liens existing on the Initial Closing Date and disclosed on Schedule 7.3 or created by this Agreement and the Collateral Documents;

                     (ii) Liens on accounts receivable and inventory of the Borrower and the Restricted Subsidiaries and related general intangibles securing Indebtedness permitted by clause (iii) of Section 7.1;

                     (iii) Customary Permitted Liens;

                     (iv) Liens to secure the payment of all or a part of the purchase price, or the cost of construction or improvement, of assets or property (in each case which are useful in the type of business of the Borrower conducted on the Initial Closing Date) acquired after the Initial Closing Date, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the Fair Market Value (or, if less, the cost) of the assets or property so acquired; (ii) the incurrence of Indebtedness secured by such Liens shall be permitted by this Agreement, and (iii) such Liens do not encumber any other assets or property of the Borrower (other than additions thereof) or any Restricted Subsidiary and attach to such assets or property within 60 days of the acquisition of such assets or property;

                     (v) Liens on the assets or property of a Restricted Subsidiary existing at the time such Restricted Subsidiary became a Restricted Subsidiary and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Restricted Subsidiary, provided such Liens do not extend to or cover any property or assets of the Borrower or of any Restricted Subsidiary (other than the property or assets to which such Lien attached at the time such Restricted Subsidiary became a Restricted Subsidiary and additions, improvements and accessories thereto and replacements thereof);

                     (vi) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Agreement and is permitted to be refinanced under this Agreement, provided that such Liens do not extend to or cover any property or assets of the Borrower or any of its Subsidiaries not securing the Indebtedness so refinanced;

                     (vii) Liens existing on property at the time of its acquisition by the Borrower or a Restricted Subsidiary if not created in contemplation of its acquisition by the Borrower or any Subsidiary; and

                     (viii) Liens on property owned by the Borrower on the Initial Closing Date (other than Collateral) to secure Indebtedness not to exceed $1,000,000 in the aggregate principal amount at any time outstanding.

              SECTION 7.4. LIMITATION ON RESTRICTED PAYMENTS. (a) Subject to
Section 7.4(b), the Borrower shall not make, and shall not permit any Restricted Subsidiary to directly or indirectly, make, any Restricted Payment.

              (b) The provisions of Section 7.4(a) shall not prohibit:

                     (i) the retirement of any shares of Stock of the Borrower or subordinated Indebtedness by conversion into, or by an exchange for, shares of Stock of the Borrower that are not Disqualified Stock or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Stock (other than Disqualified Stock) of the Borrower; and

                     (ii) the redemption or retirement of subordinated Indebtedness of the Borrower in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale of subordinated Indebtedness of the Borrower (other than to a Restricted Subsidiary) that is contractually subordinated in right of payment to the Term Loans and that is permitted to be incurred under Section 7.1.

              SECTION 7.5. ASSET SALES. The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts but excluding sales pursuant to the Mannesmann Agreement) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary's Stock or any Stock Equivalents (any such disposition being an "Asset Sale"), except:

                     (i) the sale or disposition of inventory, by-products or raw materials in the ordinary course of business;

                     (ii) the sale or disposition of equipment which has become obsolete or is replaced in the ordinary course of business;

                     (iii) the lease or sublease of real property not constituting a Sale-Leaseback Transaction, to the extent not otherwise prohibited by this Agreement;

                     (iv) assignments and licenses of intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

                     (v) any Asset Sale to the Borrower or any Subsidiary Guarantor;

                     (vi) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for the Fair Market Value of the assets sold; provided, however, that to the extent that any Asset Sale involves the sale or disposition of Collateral, the sale is in compliance with any applicable requirements of the Collateral Documents, the non-cash portion of the consideration for such Asset Sale has a value no greater than the lesser of 50% of the total consideration for such Asset Sale or $2,500,000 and all Net Cash Proceeds of such Asset Sale are applied to the prepayment of the Obligations to the extent required by Section 2.6 and, pending application as required in Section 2.6, are deposited in a Cash Collateral Account and the Agent has a first priority Lien on all other consideration received in connection with such Asset Sale; and

                     (vii) a Sale-Leaseback Transaction for a Walking Beam Furnace with a Fair Market Value not in excess of $48,000,000.

              SECTION 7.6. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person not an Affiliate of the Borrower or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliated Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000 shall be approved by the Board of Directors, such approval to be evidenced by a resolution of the Board of Directors stating that such Board of Directors has determined that such transaction complies with the provisions of this Section 7.6. Notwithstanding the foregoing, the restrictions set forth in this Section 7.6 shall not apply to any Indebtedness permitted by clause (x) of Section 7.1, customary directors' fees and consulting fees, collective bargaining agreements and compensation paid to the Borrower's employees, or to any transaction between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries, in the ordinary course of business; provided, however, that this Section 7.6 shall not apply to the transactions relating to direct iron-making, as more fully described on Schedule
7.6 hereto or to payments made by the Borrower to Holdings, pursuant to the Servicing Agreement.

              SECTION 7.7. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Borrower shall not, and shall not permit, any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Stock or any other interest or participation in, or measured by, its profits owed by, or pay any Indebtedness owed to, the Borrower or a Restricted Subsidiary, (b) make any loans or advances to the Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or to any Restricted Subsidiary, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) this Agreement and the Collateral Documents,(ii) any restrictions existing under or contemplated by agreements in effect on the Initial Closing Date, (iii) any restrictions, with respect to a Restricted Subsidiary that is not a Subsidiary of the Borrower on the Initial Closing Date, in existence at the time such Person becomes a Subsidiary of the Borrower (but not created in contemplation of such Person becoming a Subsidiary), or (iv) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii) or (iii) above; provided, however, that the terms and conditions of any such restrictions under this clause (iv) are not materially less favorable to the Lenders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced.

              SECTION 7.8. LIMITATION ON ISSUANCE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES. The Borrower shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue shares of such Restricted Subsidiary's Preferred Stock or warrants, rights or options to acquire shares of such Restricted Subsidiary's Preferred Stock, except to the Borrower or a Restricted Subsidiary.

              SECTION 7.9. IMPAIRMENT OF SECURITY INTEREST. The Borrower shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Lenders, with respect to the Collateral, and the Borrower shall not grant to any Person (other than the Agent) any interest whatsoever in the Collateral other than Liens permitted by this Agreement or the Collateral Documents or as specified in the Intercreditor Agreement.

              SECTION 7.10. CONFLICTING AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Borrower from making any payments on or in respect of the Term Loans in accordance with the terms thereof or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Term Loans, except as expressly permitted by this Agreement or the Collateral Documents or as specified in the Intercreditor Agreement.

              SECTION 7.11. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Borrower covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Term Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement, and (to the extent permitted by law) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent and the Lenders, but will suffer and permit the execution of ever such power as though no such law had been enacted.

              SECTION 7.12. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Investments in any Person, except: (i) Investments by the Borrower in any Restricted Subsidiary and Investments in the Borrower or any Restricted Subsidiary by a Restricted Subsidiary; (ii) Investments, not exceeding $4,000,000 in the aggregate, in Non-Recourse Subsidiaries, joint ventures, partnerships or Persons that are not Subsidiaries; (iii) Cash Equivalents; and
(iv) any Investment which satisfies all the following criteria: (A) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, such Investment; (B) immediately after giving effect to such Investment, the aggregate of all Investments (other than pursuant to clauses (i), (ii) and (iii) above) made after the Initial Closing Date does not exceed the sum of (a) 50% of the Borrower's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit on a cumulative basis, minus 100% of such deficit) from the Initial Closing Date plus

(b) 100% of the aggregate Net Cash Proceeds from the issue and sale, after the Initial Closing Date, of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower or any Indebtedness or other securities of the Borrower convertible into or exercisable for Stock (other than Disqualified Stock) of the Borrower which has been so converted or exercised, as the case may be minus (c) the aggregate amount of Investments made under clause (ii) above; and (C) at the time of the making of such Investment, the Interest Coverage Ratio is at least equal to 3.25:1.00. For the purpose of this Section 7.12, the designation of a Subsidiary as a Non-Recourse Subsidiary shall constitute an Investment in such Non-Recourse Subsidiary equal to the Fair Market Value of such Subsidiary at the time.

              SECTION 7.13. CERTAIN CHANGES. The Borrower shall not, and shall not permit any Restricted Subsidiary to, (i) materially change its accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Agent,
(ii) take any action which would cause the Borrower to no longer be a Qualified Steel Company (as defined in 13 C.F.R. part 400 et seq.), or (iii) merge or consolidate with any Person other than a merger of Restricted Subsidiaries or of a Restricted Subsidiary into the Borrower.

              SECTION 7.14. COMPLIANCE WITH ERISA. The Borrower shall not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

              SECTION 7.15. ENVIRONMENTAL. The Borrower shall not, and shall not permit any of its Subsidiaries to, dispose of any Contaminant in violation of any Environmental Law; provided, however, that the Borrower shall not be deemed in violation of this Section 7.15 if, as the consequence of all such Releases, the Borrower and the Restricted Subsidiaries would not incur Environmental Liabilities and Costs in excess of $5,000,000 in cash in any twelve-month period.

              SECTION 7.16. MATERIAL SUBSIDIARIES. The Borrower shall not permit its Restricted Subsidiaries which are not Material Subsidiaries or Subsidiary Guarantors to own, in the aggregate for all such Subsidiaries, 5% or more of the Total Assets or contribute 5% or more than of the Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

              SECTION 8.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

              (a) the Borrower shall fail to pay any principal of any Term Loan when the same becomes due and payable and such non-payment continues for a period of five Business Days after the due date therefor; or

              (b) the Borrower shall fail to pay any interest on any Term Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

              (c) any representation or warranty contained herein or in any Loan Document or made by the Borrower as a part of the application for the U.S. Government Guarantee shall have been inaccurate or untrue in any material respect when made; or

              (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2, 6.1, 6.6, 6.11 or 6.14 or
Article VII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

              (e) (i) the Borrower or any of its Material Subsidiaries shall fail to make any payment or payments on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having an aggregate principal amount for all such Indebtedness of $10,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

              (f) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

              (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $10,000,000 (in the case of a money judgment, to the extent not covered by insurance) shall be rendered against one or more of the Loan Parties unless enforcement of such judgment shall have been stayed by reason of a pending appeal or otherwise; or

              (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $10,000,000 in the aggregate; or

              (i) any material provision of any Collateral Document, the U.S. Government Guarantee or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party or the U.S. Government Guarantor shall so state in writing; or

              (j) any Collateral Document shall for any reason cease to create a valid Lien on any material amount of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien (except to the extent expressly provided in the Intercreditor Agreement) or any Loan Party shall so state in writing; or

              (k) there shall occur a Mortgage Default, as defined in any Mortgage; or

              (l) there shall occur any Change of Control; or

              (m) the Borrower shall not have received an addition to capital equal to at least 25% of any net cash proceeds received by Holdings from any issue or sale of Stock or Stock Equivalents if at the time Holdings receives such net cash proceeds the Borrower could not incur an additional $1.00 of Indebtedness under clause (vi) of Section 7.1;

              (n) one or more of the Borrower and its Material Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate in cash in any twelve-month period that were not reflected in the Projections or the Financial Statements delivered pursuant to Section 4.4.

              SECTION 8.2. REMEDIES. During the continuance of any Event of Default, the Agent (i) may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare that all or any portion of the Term Loan Commitments be terminated, whereupon the obligation of each Lender to make any Term Loan shall immediately terminate, and/or (ii) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Term Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Term Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 8.1(f),
(A) the Commitments of each Lender to make Term Loans shall automatically be terminated and (B) the Term Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law and apply any funds in a Cash Collateral Account to the Obligations.

              SECTION 8.3. RESCISSION. If at any time after acceleration of the maturity of the Term Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Term Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Term Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Term Loan Commitments and/or the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE IX

                                    THE AGENT

              SECTION 9.1. AUTHORIZATION AND ACTION.

              (a) Each Lender hereby appoints Citicorp as the Agent hereunder and each Lender authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Loan Documents, the Intercreditor Agreement and the U.S. Government Guarantee as are granted or delegated to the Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, the U.S. Government Guarantee, the Intercreditor Agreement and each of the Loan Documents to which the Agent is a party and to exercise all rights, powers and remedies and perform all obligations that the Agent may have under such Loan Documents, the Intercreditor Agreement and the U.S. Government Guarantee and acknowledges that under the Collateral Documents, the Intercreditor Agreement and the U.S. Government Guarantee, the Agent is acting as agent for the Lenders and the other Secured Parties.

              (b) As to any matters not expressly provided for by this Agreement, the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which the Agent in good faith believes (i) exposes it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the U.S. Government Guarantee or applicable law. The Agent agrees to give to each Lender, the Permitted Participant and the Government Guarantor prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

              (c) In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as agent of the Lenders. The duties of the Agent are entirely administrative in nature and the Agent does not assume and shall not be deemed to have assumed any obligation other than expressly set forth herein and therein or any other relationship as the agent, fiduciary or trustee of or for any Lender. The Agent may perform any of its duties under any of the Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee by or through its agents or employees.

              SECTION 9.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its respective Affiliates or any of the respective directors, officers, agents or employees of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents or the U.S.

Government Guarantee, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.2; (b) may rely on the Register to the extent set forth in
Section 10.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or the Permitted Participant and shall not be responsible to any Lender or the Permitted Participant for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or the Permitted Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto (including the U.S. Government Guarantee); and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties. Nothing herein shall relieve the Agent of any obligation or liability it may have under the U.S. Government Guarantee.

              SECTION 9.3. THE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Agent.

              SECTION 9.4. LENDER CREDIT DECISION. Each Lender acknowledges that it shall, independently and without reliance upon the Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Term Loans. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

              SECTION 9.5. INDEMNIFICATION. Each Lender agrees to indemnify the Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent or any of their respective Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan

Documents or the U.S. Government Guarantee or any action taken or omitted by the Agent under this Agreement or the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee (including any costs and expenses incurred by the Agent in connection with the performance of its duties and obligations under the U.S. Government Guarantee), to the extent that the Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

              SECTION 9.6. SUCCESSOR AGENTS. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower; provided, however, that such resignation shall not become effective unless and until there shall be a successor Agent that meets the qualification of an Eligible Lender and is approved in writing by the Government Guarantor. Upon the receipt of any such notice of resignation, the Requisite Lenders shall have the right to designate a successor Agent. If no successor Agent shall have been so designated by the Requisite Lenders, and shall have accepted such designation as successor Agent, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, designate a successor Agent, selected from among the Lenders. In either case, such designation as successor Agent shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any designation as Agent by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations to the Lenders under this Agreement and the other Loan Documents, the Intercreditor Agreement and the U.S. Government Guarantee. After any retiring Agent's resignation hereunder as Agent, the retiring Agent shall continue to have the benefit of this Article IX as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents and the U.S. Government Guarantee.

              SECTION 9.7. CONCERNING THE COLLATERAL AND THE COLLATERAL
DOCUMENTS.

              (a) Each Lender agrees that (subject to the provision of the Intercreditor Agreement) any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement or the Intercreditor Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents and the U.S. Government Guarantee, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents;
(ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender;
(iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; (vi) take such action as may be required or contemplated under the U.S. Government Guarantee or as may be requested thereunder by the Government Guarantor; and (vii) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, the Intercreditor Agreement or the U.S. Government Guarantee, exercise all remedies given to the Agent, the Lenders and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

              (b) Each of the Lenders hereby directs, in accordance with the terms hereof, the Agent to release or instruct the Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Agent for the benefit of the Lenders:

                     (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Term Loans and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable;

                     (ii) against any assets that are subject to a Lien permitted by Section 7.3(iv);

                     (iii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against Collateral with a Fair Market Value, if reasonably determinable, or book value, if Fair Market Value is not reasonably determinable, of up to $5,000,000 in the aggregate, if such release is consented to by the Agent, or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders and the Government Guarantor; and

                     (iv) all or any part of the Common Collateral if and to the extent permitted under the Revolving Credit Agreement and the Intercreditor Agreement.

Each of the Lenders hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 9.7 promptly upon the effectiveness of any such release.

                                    ARTICLE X

                                  MISCELLANEOUS

              SECTION 10.1. AMENDMENTS, WAIVERS, ETC.

              (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be (i) permitted under the terms of the U.S. Government Guarantee and (ii) in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender and the Government Guarantor, do any of the following:

                     (i) waive any of the conditions specified in Section 3.1 or
3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                     (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

                     (iii) extend the scheduled final maturity of any Term Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that a Section 2.6 does not provide for scheduled dates fixed for payment) or of the Commitments;

                     (iv) reduce the principal amount of any Term Loan (other than by the payment or prepayment thereof);

                     (v) reduce the rate of interest on any Term Loan or any fee payable hereunder;

                     (vi) postpone any scheduled date fixed for payment of such interest or fees;

                     (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                     (viii) release substantially all of the Collateral except as provided in Section 9.7(b) or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

                     (ix) amend Section 9.7(b) or this Section 10.1 or the definition of the terms "Requisite Lenders" or "Ratable Portion"; or

                     (x) modify the application of payments to the Term Loans pursuant to Section 2.10;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent, as the case may be, under this Agreement, the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee.

              (b) The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

              (c) Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested each of the Lenders, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within 30 days of such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

              (d) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 10.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee that is acceptable to the Agent and the Government Guarantor shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Assignee, all of the Commitments and Term Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Term Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

              SECTION 10.2. ASSIGNMENTS AND PARTICIPATIONS.

              (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all (but not less than all) of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans; provided, however, that (i) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment, (ii) the assigning Lender shall give prompt written notice of the terms of and the parties to any such assignment, together with copies of all documents required under Section 5.5 of the U.S. Government Guarantee, (iii) the proposed assignee shall provide to the Agent all documentation and certificates as required by the Agent to confirm to the Agent's satisfaction that such proposed assignee is an Eligible Lender, (iv) the consent to such assignment of the Agent, the Borrower and the Government Guarantor shall have been obtained, and (v) any Lender assigning its Term Loans and Term Loan Commitments shall assign its ratable portion of the benefits under the U.S. Government Guarantee, if any; provided, however, (x) that, notwithstanding any other provision of this
Section 10.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing and (y) that the consent of the Government Guarantor shall not be required for any assignment which occurs after all payments have been made under the U.S. Government Guarantee or the U.S. Government Guarantee otherwise shall no longer be in full force and effect in any respect. Notice in writing to the Agent from the Government Guarantor of its consent to any proposed assignment shall be sufficient evidence of its consent to any proposed assignment of the Government Guarantor.

              (b) The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Term Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents and the Intercreditor Agreement, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents and the Intercreditor Agreement, such Lender shall cease to be a party hereto).

              (c) The Agent shall maintain at its address referred to in Section
10.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Term Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) shall give prompt written notice of the terms of and parties to any such assignment together with copies of all documents required under Section 5.5 of the U.S. Government Guarantee. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Agent, new Notes to the order of such assignee in an amount equal to the Commitments and Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Term Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Term Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B hereto, as applicable.

              (e) In addition to the other assignment rights provided in this
Section 10.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Term Loans) to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

              (f) Subject to the provisions of this paragraph (f), each Lender may sell participations to one or more Persons (who, until all payments have been made under the U.S.

Government Guarantee or the U.S. Government Guarantee otherwise shall have been terminated, must be an Eligible Lender, a private investment fund or an insurance company which does not usually invest in commercial loans or a steel company supplier or customers interested in participating as a means of commencing or solidifying the supplier or customer relationship with the Borrower, or other Persons acceptable to the Government Guarantor) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans). The terms of such participation other than the participation entered into with the Permitted Participant as of the Initial Closing Date shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 9.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.11(d), 2.12 and 2.13 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.11(d), 2.12 or 2.13, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold. So long as the U.S. Government Guaranty is outstanding the Agent shall hold and may not grant participations in the Tranche A Term Loans. No Lender may grant participations unless such grant is permitted by and consummated in accordance with 13 C.F.R. 400 et seq.

              SECTION 10.3. COSTS AND EXPENSES.

              (a) The Borrower agrees upon demand to pay, or reimburse the Agent for, all of the Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agent's counsel, Weil, Gotshal & Manges LLP and Milbank, Tweed, Hadley & McCloy, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agent in connection with (i) the Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents, the Intercreditor Agreement and the U.S. Government Guarantee and the Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents, the Intercreditor Agreement, the U.S. Government Guarantee and any proposal letter or commitment letter issued in connection therewith and the making of the Term Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement the other Loan Documents, the Intercreditor Agreement and the Term Loans and its obligations and duties under the U.S. Government Guarantee, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities hereunder and under the other Loan Documents, the Intercreditor Agreement and the U.S. Government Guarantee; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents or the Intercreditor Agreement; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee; (vii) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents, the Intercreditor Agreement or the U.S. Government Guarantee and the preparation, negotiation, and execution of the same.

              (b) The Borrower further agrees to pay or reimburse the Agent, each of the Lenders, and the Government Guarantor upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Agent, such Lenders and the Government Guarantor
(i) in enforcing any Loan Document, the Intercreditor Agreement or Obligation or any security therefor or the U.S. Government Guarantee or exercising or enforcing any other right or remedy available by reason of an Event of Default;
(ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Material Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or the U.S. Government Guarantee; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses
(i) through (iii) above.

              SECTION 10.4. INDEMNITIES.

              (a) The Borrower agrees to indemnify and hold harmless the Agent, each Lender, the Permitted Participant and each of their respective Affiliates and the Government Guarantor, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, the Intercreditor Agreement, any Obligation, the U.S. Government Guarantee and the application therefor, the Disclosure

Statement or any act, event or transaction related or attendant to any thereof (including the participation agreement referred to in Section 3.1, or the use or intended use of the proceeds of the Term Loans in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 10.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Agent, any Lender, or any Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable to acts of the Agent, such Lender or any agent on behalf of the Agent or such Lender.

              (b) The Borrower shall indemnify the Agent and the Lenders, and hold the Agents and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

              (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

              (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

              SECTION 10.5. LIMITATION OF LIABILITY. The Borrower agrees that no individual who is an Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

              SECTION 10.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

              SECTION 10.7. SHARING OF PAYMENTS, ETC.

              (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Term Loans made by it (other than pursuant to Sections 2.10(g), 2.11, 2.12 or 2.13) in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Term Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

              (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

              (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 10.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

              SECTION 10.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

              (a) if to the Borrower:

                  Geneva Steel LLC
                  10 South Geneva Road
                  Vineyard, Utah 84058
                  Attention:  Chief Financial Officer
                  Telecopy no:  801-227-9016

                  with a copy to:

                  Parr Waddoups Brown Gee & Loveless
                  185 South State Street, Suite 1300
                  Salt Lake City, Utah 84111-1537
                  Attention:  Roger D. Henriksen, Esq.
                  Telecopy no.:  801-532-7750

              (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance; and

              (c) if to the Agent:

                  Citicorp USA, Inc.
                  399 Park Avenue
                  New York, New York 10043
                  Attention:  Keith R. Karako
                  Telecopy no:  212-793-1290

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153-0119
                  Attention: Ronald F. Daitz
                  Telecopy no:  212-310-8007

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

              SECTION 10.9. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 10.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

              SECTION 10.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

              SECTION 10.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

              (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

              (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 10.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

              (c) Nothing contained in this Section 10.12 shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party party in any other jurisdiction.

              SECTION 10.13. WAIVER OF JURY TRIAL. The Agent and the Lenders and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

              SECTION 10.14. MARSHALING; PAYMENTS SET ASIDE. None of the Agent and any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to either Agent or the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

              SECTION 10.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

              SECTION 10.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.

              SECTION 10.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents, the U.S. Government Guarantee and the Intercreditor Agreement and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

              SECTION 10.18. CONFIDENTIALITY. Each Lender and the Agent agree to keep all non-public information regarding the Borrower obtained by it prior to the Initial Closing Date and all information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or such Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 10.18 or
(e) to the Government Guarantor.

              SECTION 10.19. NO RECOURSE AGAINST OTHERS. A current or former director, officer, employee or stockholder, as such, of any Loan Party shall not have any liability for any obligations of such Loan Party under the Loan Documents or for any claim based on, in respect of or by reason of the Obligations or their creation under any theory of recovery; provided, however, that the foregoing shall not be deemed to relieve any such Person for any liability arising from fraud, gross misconduct or recklessness. In no event, however, shall a current or former director, officer, employee or stockholder, as such, be liable on any theory of liability for any special, indirect, consequential or punitive damages.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        GENEVA STEEL LLC


                                        By:  /s/ JOSEPH A. CANNON
                                            ------------------------------------
                                            Title: CEO


                    [SIGNATURE PAGES TO TERM LOAN AGREEMENT]

                                        CITICORP USA, INC.
                                           as  Agent


                                        By:  /s/ KEITH R. KARAKO
                                            ------------------------------------
                                            Title: Vice President


                    [SIGNATURE PAGES TO TERM LOAN AGREEMENT]

                                        Lenders


                                        CITICORP USA, INC.


                                        By: /s/ KEITH R. KARAKO
                                            ------------------------------------
                                            Title: Vice President


                    [SIGNATURE PAGES TO TERM LOAN AGREEMENT]

                                        CITICORP NORTH AMERICA, INC.


                                        By: /s/ C. ANTHONY BOONE
                                            ------------------------------------
                                            Title: Managing Director


                    [SIGNATURE PAGES TO TERM LOAN AGREEMENT]

                                TABLE OF CONTENTS

                                                                                   PAGE
Article I         Definitions, Interpretation And Accounting Terms...................1

        Section 1.1.     Defined Terms...............................................1

        Section 1.2.     Computation of Time Periods................................21

        Section 1.3.     Accounting Terms and Principles............................21

        Section 1.4.     Certain Terms..............................................21

Article II        The Term Loan Facilities..........................................22

        Section 2.1.     The Term Loan Commitments..................................22

        Section 2.2.     Borrowing Procedures.......................................22

        Section 2.3.     Repayment of Term Loans....................................23

        Section 2.4.     Evidence of Debt...........................................24

        Section 2.5.     Optional Prepayments.......................................25

        Section 2.6.     Mandatory Prepayments......................................25

        Section 2.7.     Interest...................................................26

        Section 2.8.     Conversion/Continuation Option.............................26

        Section 2.9.     Fees.......................................................27

        Section 2.10.    Payments and Computations..................................27

        Section 2.11.    Special Provisions Governing Eurodollar Rate Loans.........29

        Section 2.12.    Capital Adequacy...........................................31

        Section 2.13.    Taxes......................................................31

        Section 2.14.    Substitution of Lenders....................................33

        Section 2.15.    Certain Limitations on Indemnification.....................33

        Section 2.16.    Eligible Lender............................................34

Article III       Conditions To Term Loans..........................................34

        Section 3.1.     Conditions Precedent to Initial Loans......................34

        Section 3.2.     Conditions Precedent to Each Term Loan.....................37

Article IV        Representations and Warranties....................................38

        Section 4.1.     Entity Existence; Compliance with Law......................38

        Section 4.2.     Entity Power; Authorization; Enforceable Obligations.......38

        Section 4.3.     Ownership of Borrower; Subsidiaries........................39

        Section 4.4.     Financial Statements.......................................40

        Section 4.5.     Material Adverse Change....................................40

        Section 4.6.     Solvency...................................................40

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
        Section 4.7.     Litigation.................................................40

        Section 4.8.     Taxes......................................................41

        Section 4.9.     Full Disclosure............................................41

        Section 4.10.    Margin Regulations.........................................41

        Section 4.11.    No Burdensome Restrictions; No Defaults....................42

        Section 4.12.    Investment Company Act; Public Utility Holding Company
               Act..................................................................42

        Section 4.13.    Use of Proceeds............................................42

        Section 4.14.    Insurance..................................................42

        Section 4.15.    Labor Matters..............................................43

        Section 4.16.    ERISA......................................................43

        Section 4.17.    Environmental Matters......................................44

        Section 4.18.    Intellectual Property......................................45

        Section 4.19.    Properties.................................................45

        Section 4.20.    Eligible Borrower..........................................46

        Section 4.21.    Year 2000 Compliance.......................................46

        Section 4.22.    Plan of Reorganization.....................................46

        Section 4.23.    Subsidiaries...............................................46

        Section 4.24.    Ranking....................................................46

Article V         Reporting Covenants...............................................46

        Section 5.1.     Financial Statements.......................................46

        Section 5.2.     Default Notices............................................48

        Section 5.3.     Litigation.................................................48

        Section 5.4.     Asset Sales................................................48

        Section 5.5.     SEC Filings; Press Releases................................48

        Section 5.6.     Labor Relations............................................48

        Section 5.7.     Tax Returns................................................48

        Section 5.8.     Insurance..................................................49

        Section 5.9.     ERISA Matters..............................................49

        Section 5.10.    Environmental Matters......................................49

        Section 5.11.    Other Information..........................................50

Article VI        Affirmative Covenants.............................................50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
        Section 6.1.     Preservation of Corporate Existence, Etc...................50

        Section 6.2.     Compliance with Laws, Etc..................................50

        Section 6.3.     Conduct of Business........................................50

        Section 6.4.     Payment of Taxes, Etc......................................51

        Section 6.5.     Maintenance of Insurance...................................51

        Section 6.6.     Access.....................................................51

        Section 6.7.     Keeping of Books...........................................51

        Section 6.8.     Maintenance of Properties, Etc.............................51

        Section 6.9.     Application of Proceeds....................................52

        Section 6.10.    Environmental..............................................52

        Section 6.11.    Additional Collateral and Guaranties.......................52

        Section 6.12.    Compensation of Officers and Directors.....................52

        Section 6.13.    Audits.....................................................53

        Section 6.14.    U.S. Government Guarantee..................................53

Article VII       Negative Covenants................................................53

        Section 7.1.     Indebtedness...............................................53

        Section 7.2.     Limitation on Sale-Leaseback Transactions..................54

        Section 7.3.     Limitation on Liens........................................54

        Section 7.4.     Limitation on Restricted Payments..........................55

        Section 7.5.     Asset Sales................................................55

        Section 7.6.     Limitation on Transactions with Affiliates.................56

        Section 7.7.     Limitation on Dividends and Other Payment Restrictions
               Affecting Restricted Subsidiaries....................................56

        Section 7.8.     Limitation on Issuance of Preferred Stock by Restricted
               Subsidiaries.........................................................57

        Section 7.9.     Impairment of Security Interest............................57

        Section 7.10.    Conflicting Agreements.....................................57

        Section 7.11.    Waiver of Stay, Extension or Usury Laws....................57

        Section 7.12.    Limitation on Investments, Loans and Advances..............58

        Section 7.13.    Certain Changes............................................58

        Section 7.14.    Compliance with ERISA......................................58

        Section 7.15.    Environmental..............................................58

        Section 7.16.    Material Subsidiaries......................................58

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
Article VIII      Events of Default.................................................59

        Section 8.1.     Events of Default..........................................59

        Section 8.2.     Remedies...................................................60

        Section 8.3.     Rescission.................................................61

Article IX        The Agent.........................................................61

        Section 9.1.     Authorization and Action...................................61

        Section 9.2.     Agent's Reliance, Etc......................................62

        Section 9.3.     The Agent Individually.....................................62

        Section 9.4.     Lender Credit Decision.....................................63

        Section 9.5.     Indemnification............................................63

        Section 9.6.     Successor Agents...........................................63

        Section 9.7.     Concerning the Collateral and the Collateral Documents.....64

Article X         Miscellaneous.....................................................65

        Section 10.1.    Amendments, Waivers, Etc...................................65

        Section 10.2.    Assignments and Participations.............................66

        Section 10.3.    Costs and Expenses.........................................69

        Section 10.4.    Indemnities................................................70

        Section 10.5.    Limitation of Liability....................................71

        Section 10.6.    Right of Set-off...........................................71

        Section 10.7.    Sharing of Payments, Etc...................................71

        Section 10.8.    Notices, Etc...............................................72

        Section 10.9.    No Waiver; Remedies........................................73

        Section 10.10.   Binding Effect.............................................73

        Section 10.11.   Governing Law..............................................73

        Section 10.12.   Submission to Jurisdiction; Service of Process.............73

        Section 10.13.   Waiver of Jury Trial.......................................74

        Section 10.14.   Marshaling; Payments Set Aside.............................74

        Section 10.15.   Section Titles.............................................74

        Section 10.16.   Execution in Counterparts..................................74

        Section 10.17.   Entire Agreement...........................................74

        Section 10.18.   Confidentiality............................................74

        Section 10.19.   No Recourse Against Others.................................75

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
Schedule I     -      Commitments
Schedule II    -      Applicable Lending Offices and Addresses for Notices
Schedule 4.2   -      Consents
Schedule 4.3   -      Ownership of Subsidiaries
Schedule 4.4   -      Material Obligations
Schedule 4.7   -      Litigation
Schedule 4.15  -      Labor Matters
Schedule 4.16  -      List of Plans
Schedule 4.17  -      Environmental Matters
Schedule 4.18  -      Intellectual Property
Schedule 4.19  -      Real Property
Schedule 7.3   -      Liens
Schedule 7.6   -      Direct Iron Transactions

Exhibits

Exhibit A      -      Form of Assignment and Acceptance
Exhibit B      -      Form of Term Note
Exhibit C      -      Form of Notice of Borrowing
Exhibit D      -      Form of Notice of Conversion or Continuation
Exhibit E-1    -      Form of Opinion of Counsel for the Loan Parties
Exhibit E-2    -      Form of Opinion of Utah Counsel for the Loan Parties
Exhibit F-1    -      Form of Guaranty
Exhibit F-2    -      Form of U.S. Government Guarantee
Exhibit G      -      Form of Security Agreement
Exhibit H      -      Form of Intercreditor Agreement